Exhibit 99.1

                  Equinix Reports Second Quarter 2006 Results

    FOSTER CITY, Calif.--(BUSINESS WIRE)--Aug. 14, 2006--Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported quarterly results for the period ended June 30, 2006.
    The independent review by the Audit Committee has been completed, and, as originally disclosed on August 2, 2006, the Committee reached the conclusion that the accounting measurement dates of certain stock option grants issued in the past differ from their actual grant dates. Accordingly, Equinix recorded an additional non-cash stock-based compensation charge of $445,000 for the second quarter. The Audit Committee concluded that the Company did not engage in intentional or fraudulent misconduct in the granting of stock options. This one-time charge, the cumulative effect for the correction of errors related to prior periods, was not material to any particular prior quarter, and thus there is no restatement to the Company's previously filed financial statements. Also, the Company has filed its Form 10-Q for the second quarter of 2006 today.
    As reported August 2, 2006, revenues were $68.5 million for the second quarter, a 6% increase over the previous quarter and a 31% increase over the same quarter last year. Recurring revenues, consisting primarily of colocation, interconnection and managed services, were $65.1 million, a 5% increase over the previous quarter and a 32% increase over the same quarter last year. Non-recurring revenues were $3.4 million in the quarter, consisting primarily of professional services and installation fees.
    Note: Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), non-GAAP net income (loss), free cash flow and adjusted free cash flow to evaluate its operations. A reconciliation of these non-GAAP financial measures to the most closely applicable GAAP financial measure is attached to this release and commences at the bottom of our condensed consolidated statements of operations -- GAAP presentation.
    Cost of revenues were $45.6 million for the second quarter, including $963,000 of stock-based compensation, a 5% increase over the previous quarter and a 17% increase over the same quarter last year. Cost of revenues, excluding depreciation, amortization, accretion and stock-based compensation of $18.8 million, were $26.8 million for the second quarter, a 6% increase over the previous quarter and a 15% increase over the same quarter last year. Cash gross margins, defined as gross profit less depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 61%, the same as the previous quarter and up from 56% the same quarter last year.
    Selling, general and administrative expenses were $26.2 million for the second quarter, including $7.9 million of stock-based compensation, an 8% increase over the previous quarter and a 62% increase over the same quarter last year. Selling, general and administrative expenses, excluding depreciation, amortization and stock-based compensation of $8.5 million, were $17.7 million for the second quarter, a 5% increase over the previous quarter and a 35% increase over same quarter last year.
    Net loss for the second quarter, including stock-based compensation expense of $8.9 million, was $5.3 million. This represents a basic and diluted net loss per share of $0.19 based on a weighted average share count of 28.5 million. Excluding stock-based compensation, the Company was net income positive for the second quarter, with a non-GAAP net income of $3.6 million. This was a $939,000 improvement from the previous quarter's result of $2.7 million and a $4.6 million improvement over the same quarter last year.
    EBITDA, defined as income or loss from operations before depreciation, amortization, accretion, stock-based compensation expense and restructuring charges, for the second quarter was $24.0 million, up 5% over the previous quarter and up from $16.1 million the same quarter last year.
    "We continue to experience strong momentum across all areas of our business," said Peter Van Camp, chairman and CEO, Equinix. "We are pleased the Audit Committee has completed the investigation and found no intentional misconduct in our prior stock option grant practices. We intend to continue to cooperate with the ongoing inquiries from the SEC and DOJ."
    Capital expenditures in the second quarter were $29.7 million, of which $8.9 million was attributed to ongoing capital expenditures and $20.8 million was attributed to expansion capital expenditures. In addition, the Company also purchased the previously announced Chicago IBX expansion property in the second quarter for $9.8 million, which the Company paid for in full with cash in June 2006.
    The Company generated cash from operating activities of $16.1 million as compared to $12.8 million in the previous quarter. Cash used in investing activities was $35.8 million as compared to $24.1 million in the previous quarter. Adjusted free cash flow was a negative $9.9 million in the second quarter. Adjusted free cash flow is defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments and the purchase and sale of real estate).
    As of June 30, 2006, the Company's cash, cash equivalents and investments were $147.9 million, as compared to $162.2 million in the previous quarter.

    Business Outlook

    For the third quarter 2006, revenues are expected to be in the range of $72.0 to $73.0 million. Cash gross margins will be approximately 60%. Cash selling, general and administrative expenses are expected to be approximately $18.0 million. EBITDA for the third quarter is expected to be approximately $25.0 million. Net loss is expected to be approximately $6.0 million, including the impact of approximately $8.0 million of stock-based compensation expense. Net interest expense will be approximately $2.5 million. The weighted average shares outstanding will be approximately 28.9 million. Capital expenditures are expected to be approximately $55.0 to $60.0 million, including $45.0 to $50.0 million of expansion capital expenditures.
    For the full year of 2006, total revenues are expected to be in the range of $280.0 to $286.0 million. Cash gross margins are expected to be in the range of 60% to 61% including approximately $4.0 million of net cash costs attributed to our expansion IBXs. Cash selling, general and administrative expenses are expected to be in the range of $68.0 to $70.0 million, including incremental professional fees attributed to the stock option investigation. EBITDA for the year is expected to be $100.0 to $104.0 million. Capital expenditures for 2006 are expected to be in a range of $180.0 to $185.0 million, comprised of approximately $30.0 million of ongoing capital expenditures and $150.0 to $155.0 million of expansion capital expenditures for the build out of the Chicago, Los Angeles and Silicon Valley expansions opened this year, as well as the greenfield expansions in the Washington, D.C., Chicago and New York metro areas.

    About Equinix

    Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's Internet Business Exchange(TM) (IBX(R)) centers in 11 markets in the U.S. and Asia, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.

    This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of acquiring, operating and constructing IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; failure to complete any financing arrangements contemplated from time to time; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay new or outstanding indebtedness; the loss or decline in business from our key customers; the results of any regulatory review of past stock option grants and practices or any litigation relating to such grants and practices; and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

    Equinix and IBX are registered trademarks of Equinix, Inc.
Internet Business Exchange is a trademark of Equinix, Inc.

    Non-GAAP Financial Measures

    Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), non-GAAP net income (loss), free cash flow and adjusted free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the Company's current or future operating performance. These non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation and restructuring charges. Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the Company, to better evaluate the Company's operating performance and cash spending levels relative to its industry sector and competitor base.
    Equinix excludes depreciation expense as these charges primarily relate to the initial construction costs of our IBX centers and IBX expansion projects or acquired IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.
    In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a non-cash cost that may not recur and is not a good indicator of the Company's current or future operating performance. Equinix excludes accretion expense, both as it relates to its asset retirement obligations as well as its accrued restructuring charge liabilities, as these expenses represent costs, which Equinix believes are not meaningful in evaluating the Company's current operations. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock awards that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. The restructuring charges relate to the Company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. Management believes such restructuring charges were unique costs that are not expected to recur, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.
    Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.
    Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
    Equinix does not provide forward-looking guidance for certain financial data, such as depreciation, amortization, accretion, net income (loss) from operations, interest income, cash generated from operating activities and cash used in investing activities, and as a result, is not able to provide a reconciliation of GAAP to non-GAAP financial measures for forward-looking data. Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and six months ended June 30, 2006 and 2005, presented within this press release.


                            EQUINIX, INC.
 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -- GAAP PRESENTATION
               (in thousands, except per share detail)
                             (unaudited)

                           Three Months Ended       Six Months Ended
                       --------------------------- -------------------
                       June 30, March 31, June 30,  June 30,  June 30,
                         2006      2006     2005      2006      2005
                       -------- --------- -------- --------- ---------

Recurring revenues     $65,089  $ 61,752  $49,431  $126,841  $ 95,332
Non-recurring revenues   3,459     3,117    3,048     6,576     5,831
                       -------- --------- -------- --------- ---------
   Revenues             68,548    64,869   52,479   133,417   101,163

Cost of revenues        45,563    43,345   38,811    88,908    75,684
                       -------- --------- -------- --------- ---------
     Gross profit       22,985    21,524   13,668    44,509    25,479
                       -------- --------- -------- --------- ---------

Operating expenses:
   Sales and marketing   8,480     7,198    5,145    15,678     9,964
   General and
    administrative      17,725    17,130   11,027    34,855    21,516
                       -------- --------- -------- --------- ---------
     Total operating
      expenses          26,205    24,328   16,172    50,533    31,480
                       -------- --------- -------- --------- ---------

Income (loss) from
 operations             (3,220)   (2,804)  (2,504)   (6,024)   (6,001)
                       -------- --------- -------- --------- ---------

Interest and other
 income (expense):
   Interest income       1,730     1,611      902     3,341     1,569
   Interest expense
    and other           (3,565)   (3,868)  (1,945)   (7,433)   (4,404)
                       -------- --------- -------- --------- ---------
     Total interest
      and other, net    (1,835)   (2,257)  (1,043)   (4,092)   (2,835)
                       -------- --------- -------- --------- ---------

Net loss before income
 taxes and cumulative
 effect of a change in
 accounting principle   (5,055)   (5,061)  (3,547)  (10,116)   (8,836)

   Income taxes           (215)     (385)     116      (600)     (389)

Net loss before
 cumulative effect of  -------- --------- -------- --------- ---------
 a change in
 accounting principle   (5,270)   (5,446)  (3,431)  (10,716)   (9,225)

   Cumulative effect
    of a change in
    accounting
    principle                -       376        -       376         -

                       -------- --------- -------- --------- ---------
Net loss               $(5,270) $ (5,070) $(3,431) $(10,340) $ (9,225)
                       ======== ========= ======== ========= =========

Net loss per share:
Basic and diluted net
 loss per share before
 cumulative effect of
 a change in
 accounting principle  $ (0.19) $  (0.20) $ (0.14) $  (0.38) $  (0.40)
Cumulative effect of a
 change in accounting
 principle                   -      0.02        -      0.01         -
                       -------- --------- -------- --------- ---------
Basic and diluted net
 loss per share        $ (0.19) $  (0.18) $ (0.14) $  (0.37) $  (0.40)
                       ======== ========= ======== ========= =========

Shares used in
 computing basic and
 diluted net loss per
 share                  28,468    27,848   23,727    28,160    22,964
                       ======== ========= ======== ========= =========

----------------------------------------------------------------------
Non-GAAP net income
 (loss) (1)            $ 3,627  $  2,688  $  (942) $  6,315  $ (4,292)
                       ======== ========= ======== ========= =========


(1)Non-GAAP net income (loss) excludes stock-based compensation and restructuring charges as follows:

   Net loss            $(5,270) $ (5,070) $(3,431) $(10,340) $ (9,225)
   Stock-based
    compensation         8,897     7,758    2,489    16,655     4,933
   Restructuring
    charges                  -         -        -         -         -
                       -------- --------- -------- --------- ---------
     Non-GAAP net
      income (loss)    $ 3,627  $  2,688  $  (942) $  6,315  $ (4,292)
                       ======== ========= ======== ========= =========



                             EQUINIX, INC.
      CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS -- NON-GAAP
                             PRESENTATION
                            (in thousands)
                              (unaudited)

                         Three Months Ended        Six Months Ended
                    ----------------------------- --------------------
                    June 30,  March 31, June 30,   June 30,  June 30,
                      2006      2006      2005      2006       2005
                    --------- --------- --------- ---------- ---------

Recurring revenues  $ 65,089  $ 61,752  $ 49,431  $ 126,841  $ 95,332
Non-recurring
 revenues              3,459     3,117     3,048      6,576     5,831
                    --------- --------- --------- ---------- ---------
  Revenues (1)        68,548    64,869    52,479    133,417   101,163

Cash cost of
 revenues (2)         26,845    25,272    23,317     52,117    45,246
                    --------- --------- --------- ---------- ---------
    Cash gross
     profit (3)       41,703    39,597    29,162     81,300    55,917
                    --------- --------- --------- ---------- ---------

Cash operating
 expenses (4):
  Cash sales and
   marketing
   expenses (5)        6,333     5,291     4,676     11,624     9,033
  Cash general and
   administrative
   expenses (6)       11,332    11,471     8,431     22,803    16,492
                    --------- --------- --------- ---------- ---------
    Total cash
     operating
     expenses (7)     17,665    16,762    13,107     34,427    25,525
                    --------- --------- --------- ---------- ---------

EBITDA (8)          $ 24,038  $ 22,835  $ 16,055  $  46,873  $ 30,392
                    ========= ========= ========= ========== =========
Cash gross margins
 (9)                      61%       61%       56%        61%       55%
                    ========= ========= ========= ========== =========

EBITDA flow-through
 rate (10)                33%       33%       45%        53%       58%
                    ========= ========= ========= ========== =========

-------------------

 (1) The geographic split of our revenues is presented below:

    U.S. revenues   $ 58,900  $ 55,840  $ 45,384  $ 114,741  $ 87,400
    Asia-Pacific
     revenues          9,648     9,029     7,095     18,676    13,763
                    --------- --------- --------- ---------- ---------
       Revenues     $ 68,548  $ 64,869  $ 52,479  $ 133,417  $101,163
                    ========= ========= ========= ========== =========

    Revenues on a services basis is presented below:

    Colocation      $ 47,988  $ 45,569  $ 36,105  $  93,557  $ 69,341
    Interconnection   12,644    11,804     9,845     24,448    19,169
    Managed
     infrastructure    4,046     3,933     3,481      7,979     6,822
    Rental               411       446         -        857         -
                    --------- --------- --------- ---------- ---------
       Recurring
        revenues      65,089    61,752    49,431    126,841    95,332
    Non-recurring
     revenues          3,459     3,117     3,048      6,576     5,831
                    --------- --------- --------- ---------- ---------
       Revenues     $ 68,548  $ 64,869  $ 52,479  $ 133,417  $101,163
                    ========= ========= ========= ========== =========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Revenues on a same IBX versus new IBX basis is presented below:

    Same IBX
     centers        $ 68,190  $ 62,530  $ 51,282  $ 130,720  $ 99,739
    New IBX centers      358     2,339     1,197      2,697     1,424
                    --------- --------- --------- ---------- ---------
        Revenues    $ 68,548  $ 64,869  $ 52,479  $ 133,417  $101,163
                    ========= ========= ========= ========== =========

 (2) We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

    Cost of
     revenues       $ 45,563  $ 43,345  $ 38,811  $  88,908  $ 75,684
    Depreciation,
     amortization
     and accretion
     expense         (17,755)  (17,315)  (15,494)   (35,070)  (30,438)
    Stock-based
     compensation
     expense            (963)     (758)        -     (1,721)        -
                    --------- --------- --------- ---------- ---------
        Cash cost
         of
         revenues   $ 26,845  $ 25,272  $ 23,317  $  52,117  $ 45,246
                    ========= ========= ========= ========== =========

    The geographic split of our cash cost of revenues is presented below:

    U.S. cash cost
     of revenues    $ 22,312  $ 20,951  $ 19,339  $  43,263  $ 37,400
    Asia-Pacific
     cash cost of
     revenues          4,533     4,321     3,978      8,854     7,846
                    --------- --------- --------- ---------- ---------
        Cash cost
         of
         revenues   $ 26,845  $ 25,272  $ 23,317  $  52,117  $ 45,246
                    ========= ========= ========= ========== =========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. Cost of revenues and cash cost of revenues on a same IBX versus new IBX basis is presented below:

    Same IBX
     centers-cash
     cost of
     revenues       $ 24,849  $ 22,476  $ 21,390  $  47,325  $ 42,481
    Same IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense          16,433    15,532    14,183     31,965    28,379
    Same IBX
     centers-stock-
     based
     compensation
     expense             963       758         -      1,721         -
                    --------- --------- --------- ---------- ---------
        Same IBX
         centers
         cost of
         revenues     42,245    38,766    35,573     81,011    70,860
                    --------- --------- --------- ---------- ---------

    New IBX
     centers-cash
     cost of
     revenues          1,996     2,796     1,927      4,792     2,765
    New IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense           1,322     1,783     1,311      3,105     2,059
    New IBX
     centers-stock-
     based
     compensation
     expense               -         -         -          -         -
                    --------- --------- --------- ---------- ---------
     New IBX
      centers cost
      of revenues      3,318     4,579     3,238      7,897     4,824
                    --------- --------- --------- ---------- ---------

         Cost of
          revenues  $ 45,563  $ 43,345  $ 38,811  $  88,908  $ 75,684
                    ========= ========= ========= ========== =========

 (3) We define cash gross profit as revenues less cash cost of revenues (as defined above).

 (4) We define cash operating expenses as operating expenses less depreciation, amortization and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

 (5) We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

    Sales and
     marketing
     expenses       $  8,480  $  7,198  $  5,145  $  15,678  $  9,964
    Depreciation
     and
     amortization
     expense             (15)      (15)      (15)       (30)      (30)
    Stock-based
     compensation
     expense          (2,132)   (1,892)     (454)    (4,024)     (901)
                    --------- --------- --------- ---------- ---------
        Cash sales
         and
         marketing
         expenses   $  6,333  $  5,291  $  4,676  $  11,624  $  9,033
                    ========= ========= ========= ========== =========

 (6) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

    General and
     administrative
     expenses       $ 17,725  $ 17,130  $ 11,027  $  34,855  $ 21,516
    Depreciation
     and
     amortization
     expense            (591)     (551)     (561)    (1,142)     (992)
    Stock-based
     compensation
     expense          (5,802)   (5,108)   (2,035)   (10,910)   (4,032)
                    --------- --------- --------- ---------- ---------
        Cash
         general
         and
         adminis-
         trative
         expenses   $ 11,332  $ 11,471  $  8,431  $  22,803  $ 16,492
                    ========= ========= ========= ========== =========

 (7) Our cash operating expenses, or cash SG&A, as defined above, is presented below:

    Cash sales and
     marketing
     expenses       $  6,333  $  5,291  $  4,676  $  11,624  $  9,033
    Cash general
     and adminis-
     trative
     expenses         11,332    11,471     8,431     22,803    16,492
                    --------- --------- --------- ---------- ---------
        Cash SG&A   $ 17,665  $ 16,762  $ 13,107  $  34,427  $ 25,525
                    ========= ========= ========= ========== =========

    The geographic split of our cash operating expenses, or cash
     SG&A, is presented below:

    U.S. cash SG&A  $ 14,599  $ 13,327  $ 10,486  $  27,926  $ 20,394
    Asia-Pacific
     cash SG&A         3,066     3,435     2,621      6,501     5,131
                    --------- --------- --------- ---------- ---------
        Cash SG&A   $ 17,665  $ 16,762  $ 13,107  $  34,427  $ 25,525
                    ========= ========= ========= ========== =========

 (8) We define EBITDA as income (loss) from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

    Income (loss)
     from
     operations     $ (3,220) $ (2,804) $ (2,504) $  (6,024) $ (6,001)
    Depreciation,
     amortization
     and accretion
     expense          18,361    17,881    16,070     36,242    31,460
    Stock-based
     compensation
     expense           8,897     7,758     2,489     16,655     4,933
    Restructuring
     charges               -         -         -          -         -
                    --------- --------- --------- ---------- ---------
        EBITDA      $ 24,038  $ 22,835  $ 16,055  $  46,873  $ 30,392
                    ========= ========= ========= ========== =========

    The geographic split of our EBITDA is presented below:

    U.S. income
     (loss) from
     operations     $ (3,404) $ (2,247) $ (1,871) $  (5,651) $ (4,485)
    U.S.
     depreciation,
     amortization
     and accretion
     expense          17,419    16,866    14,941     34,285    29,158
    U.S. stock-
     based
     compensation
     expense           7,975     6,943     2,489     14,918     4,933
    U.S.
     restructuring
     charges               -         -         -          -         -
                    --------- --------- --------- ---------- ---------
        U.S. EBITDA   21,990    21,562    15,559     43,552    29,606
                    --------- --------- --------- ---------- ---------

    Asia-Pacific
     income (loss)
     from
     operations          184      (557)     (633)      (373)   (1,516)
    Asia-Pacific
     depreciation,
     amortization
     and accretion
     expense             942     1,015     1,129      1,957     2,302
    Asia-Pacific

     stock-based
     compensation
     expense             922       815         -      1,737         -
    Asia-Pacific
     restructuring
     charges               -         -         -          -         -
                    --------- --------- --------- ---------- ---------
        Asia-
         Pacific
         EBITDA        2,048     1,273       496      3,321       786
                    --------- --------- --------- ---------- ---------

           EBITDA   $ 24,038  $ 22,835  $ 16,055  $  46,873  $ 30,392
                    ========= ========= ========= ========== =========

    New IBX centers are IBX centers which have not been available for customer installs for at least four full quarters. EBITDA on a same IBX versus new IBX basis is presented below:

    Same IBX
     centers-income
     (loss) from
     operations     $     76  $   (368) $   (232) $    (292) $ (2,187)
    Same IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense          17,039    16,098    14,759     33,137    29,401
    Same IBX
     centers-stock-
     based
     compensation
     expense           8,897     7,758     2,489     16,655     4,933
    Same IBX
     centers-
     restructuring
     charges               -         -         -          -         -
                    --------- --------- --------- ---------- ---------
        Same IBX
         center
         EBITDA       26,012    23,488    17,016     49,500    32,147
                    --------- --------- --------- ---------- ---------

    New IBX
     centers-income
     (loss) from
     operations       (3,296)   (2,436)   (2,272)    (5,732)   (3,814)
    New IBX
     centers-
     depreciation,
     amortization
     and accretion
     expense           1,322     1,783     1,311      3,105     2,059
    New IBX
     centers-stock-
     based
     compensation
     expense               -         -         -          -         -
    New IBX
     centers-
     restructuring
     charges               -         -         -          -         -
                    --------- --------- --------- ---------- ---------
        New IBX
         center
         EBITDA       (1,974)     (653)     (961)    (2,627)   (1,755)
                    --------- --------- --------- ---------- ---------

        EBITDA      $ 24,038  $ 22,835  $ 16,055  $  46,873  $ 30,392
                    ========= ========= ========= ========== =========

 (9) We define cash gross margins as cash gross profit divided by revenues.

    Our cash gross margins by geographic region is presented below:

    U.S. cash gross
     margins              62%       62%       57%        62%       57%
                    ========= ========= ========= ========== =========

    Asia-Pacific
     cash gross
     margins              53%       52%       44%        53%       43%
                    ========= ========= ========= ========== =========

    Same IBX centers are IBX centers which have been available for customer installs for at least four full quarters. Our cash gross margins for same IBX centers is presented below:

    Same IBX cash
     gross margins        64%       64%       58%        64%       57%
                    ========= ========= ========= ========== =========

(10) We define EBITDA flow-through rate as incremental EBITDA growth divided by incremental revenue growth as follows:

    EBITDA --
     current period $ 24,038  $ 22,835  $ 16,055  $  46,873  $ 30,392
    Less EBITDA --
     prior period    (22,835)  (21,828)  (14,337)   (39,747)  (22,429)
                    --------- --------- --------- ---------- ---------
        EBITDA
         growth     $  1,203  $  1,007  $  1,718  $   7,126  $  7,963
                    ========= ========= ========= ========== =========

    Revenues --
     current period $ 68,548  $ 64,869  $ 52,479  $ 133,417  $101,163
    Less revenues
     -- prior
     period          (64,869)  (61,798)  (48,684)  (119,894)  (87,428)
                    --------- --------- --------- ---------- ---------
        Revenue
         growth     $  3,679  $  3,071  $  3,795  $  13,523  $ 13,735
                    ========= ========= ========= ========== =========

    EBITDA flow-
     through rate         33%       33%       45%        53%       58%
                    ========= ========= ========= ========== =========



                           EQUINIX, INC.
               CONDENSED CONSOLIDATED BALANCE SHEETS
                           (in thousands)
                            (unaudited)

                     Assets                    June 30,   December 31,
                                                 2006         2005
                                             ------------ ------------

Cash, cash equivalents and investments       $   147,939  $   188,855
Accounts receivable, net                          23,347       17,237
Property and equipment, net                      471,765      438,790
Goodwill and other intangible assets, net         23,485       21,829
Debt issuance costs, net                           2,659        3,075
Prepaid expenses                                   4,900        5,098
Deposits                                           6,641        3,548
Other assets                                       2,437        2,565
                                             ------------ ------------
        Total assets                         $   683,173  $   680,997
                                             ============ ============

      Liabilities and Stockholders' Equity

Accounts payable and accrued expenses        $    23,582  $    22,557
Accrued property and equipment                    21,938       15,783
Accrued restructuring charges                     45,350       49,831
Borrowings under credit line                           -       30,000
Capital lease obligations                         34,130       34,530
Other financing obligations                       61,336       61,675
Mortgage payable                                  59,484       60,000
Convertible subordinated debentures               86,250       86,250
Deferred installation revenue                      7,573        7,658
Customer deposits                                    785        1,188
Deferred rent                                     21,152       18,792
Asset retirement obligations                       3,904        3,649
Other liabilities                                    562          411
                                             ------------ ------------
        Total liabilities                        366,046      392,324
                                             ------------ ------------

Common stock                                          29           27
Additional paid-in capital                       871,999      839,497
Deferred stock-based compensation                      -       (4,930)
Accumulated other comprehensive income             2,486        1,126
Accumulated deficit                             (557,387)    (547,047)
                                             ------------ ------------
        Total stockholders' equity               317,127      288,673
                                             ------------ ------------

        Total liabilities and stockholders'
         equity                              $   683,173  $   680,997
                                             ============ ============


--------------------------------------------------------- ------------

Ending headcount by geographic region is as follows:

   U.S. headcount                                    402          372
   Asia-pacific headcount                            169          165
                                             ------------ ------------
        Total headcount                              571          537
                                             ============ ============



                            EQUINIX, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
                            (in thousands)
                             (unaudited)

                          Three Months Ended        Six Months Ended
                     ----------------------------- -------------------
                     June 30,  March 31, June 30,  June 30,  June 30,
                       2006      2006      2005      2006      2005
                     --------- --------- --------- --------- ---------

Cash flows from
 operating
 activities:
   Net loss          $ (5,270) $ (5,070) $ (3,431) $(10,340) $ (9,225)
   Adjustments to
    reconcile net
    loss to net cash
    provided by
    operating
    activities:
     Depreciation,
      amortization
      and accretion    18,361    17,881    16,070    36,242    31,460
     Stock-based
      compensation      8,897     7,758     2,489    16,655     4,933
     Non-cash
      interest
      expense             208       208       268       416     1,173
     Restructuring
      charges               -         -         -         -         -
     Other
      reconciling
      items               (64)     (727)        6      (791)      (49)
     Changes in
      operating
      assets and
      liabilities:
      Accounts
       receivable      (5,011)   (1,251)   (1,484)   (6,262)   (3,748)
      Accounts
       payable and
       accrued
       expenses         2,597      (993)    3,402     1,604     2,952
      Accrued
       restructuring
       charges         (3,168)   (2,957)     (486)   (6,125)     (968)
      Other assets
       and
       liabilities       (443)   (2,058)    1,315    (2,501)    7,014
                     --------- --------- --------- --------- ---------
         Net cash
          provided
          by
          operating
          activities   16,107    12,791    18,149    28,898    33,542
                     --------- --------- --------- --------- ---------
Cash flows from
 investing
 activities:
   Purchase of
    Ashburn campus
    property                -         -         -         -         -
   Purchase of Los
    Angeles IBX
    property                -         -         -         -         -
   Purchase of
    Chicago IBX
    property           (9,766)        -         -    (9,766)        -
   Purchases of
    other property
    and equipment     (29,671)  (26,613)   (9,890)  (56,284)  (15,413)
   Accrued property
    and equipment       3,643     2,512     3,155     6,155     2,512
   Other investing
    activities              -         6         -         6         -
                     --------- --------- --------- --------- ---------
         Net cash
          used in
          investing
          activities  (35,794)  (24,095)   (6,735)  (59,889)  (12,901)
                     --------- --------- --------- --------- ---------
Cash flows from
 financing
 activities:
   Proceeds from
    warrants, stock
    options
   and employee
    stock purchase
    plans               5,862    14,714     3,285    20,576     7,632
   Repayment of
    borrowings under
    credit line             -   (30,000)        -   (30,000)        -
   Repayment of
    capital lease
    obligations          (201)     (197)     (163)     (398)     (322)
   Repayment of
    other financing
    obligations          (174)     (167)     (627)     (341)   (3,690)
   Repayment of
    mortgage payable     (311)     (205)        -      (516)        -
   Other financing
    activities            200       370         -       570         -
                     --------- --------- --------- --------- ---------
         Net cash
          provided
          by (used
          in)
          financing
          activities    5,376   (15,485)    2,495   (10,109)    3,620
                     --------- --------- --------- --------- ---------
Effect of foreign
 currency exchange
 rates on cash and
 cash equivalents          27       157       (16)      184      (324)
                     --------- --------- --------- --------- ---------
Net increase
 (decrease) in cash,
 cash equivalents
 and investments      (14,284)  (26,632)   13,893   (40,916)   23,937
Cash, cash
 equivalents and
 investments at
 beginning of period  162,223   188,855   118,136   188,855   108,092
                     --------- --------- --------- --------- ---------
Cash, cash
 equivalents and
 investments at end
 of period           $147,939  $162,223  $132,029  $147,939  $132,029
                     ========= ========= ========= ========= =========


Free cash flow (2)   $(19,687) $(11,304) $ 11,414  $(30,991) $ 20,641
                     ========= ========= ========= ========= =========

Adjusted free cash
 flow (3)            $ (9,921) $(11,304) $ 11,414  $(21,225) $ 20,641
                     ========= ========= ========= ========= =========

--------------------

(1) The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchases, sales and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

(2) We define free cash flow as net cash provided by operating activities plus net cash used in investing activities (excluding the purchases, sales and maturities of short-term and long-term investments) as presented below:

   Net cash provided
    by operating
    activities as
    presented above  $ 16,107  $ 12,791  $ 18,149  $ 28,898  $ 33,542
   Net cash used in
    investing
    activities as
    presented above   (35,794)  (24,095)   (6,735)  (59,889)  (12,901)
                     --------- --------- --------- --------- ---------
     Free cash flow  $(19,687) $(11,304) $ 11,414  $(30,991) $ 20,641
                     ========= ========= ========= ========= =========

(3) We define adjusted free cash flow as free cash flow (as defined above) excluding any purchases or sales of real estate as presented below:

   Free cash flow
    (as defined
    above)           $(19,687) $(11,304) $ 11,414  $(30,991) $ 20,641
   Less purchase of
    Chicago IBX
    property            9,766         -         -     9,766         -
                     --------- --------- --------- --------- ---------
     Adjusted free
      cash flow      $ (9,921) $(11,304) $ 11,414  $(21,225) $ 20,641
                     ========= ========= ========= ========= =========

    CONTACT: Equinix, Inc.
             Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com or
             K/F Communications, Inc.
             David Fonkalsrud, 415-255-6506 (Media)
             dave@kfcomm.com